Exhibit 99.1

FORM 3 CONTINUATION SHEET — JOINT FILER INFORMATION

This Form 3 is being filed jointly by (i) Ares Capital Management II LLC, (ii) Ares Management LLC, (iii) Ares Management Holdings LLC, (iv) Ares Holdings LLC and (v) Ares Partners Management Company LLC (collectively, the “Ares Entities”).  The principal business address of each of the Ares Entities is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Name of Designated Filer: Ares Capital Management II LLC

Date of Event Requiring Statement: November 27, 2012

Issuer Name and Ticker or Trading Symbol: Ares Dynamic Credit Allocation Fund, Inc.  (ARDC)

IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this Exhibit 99.1 to the Statement of Form 3 as of November 27, 2012.

ARES CAPITAL MANAGEMENT II LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES MANAGEMENT LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES MANAGEMENT HOLDINGS LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES HOLDINGS LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory